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                                                                   EXHIBIT 99.03

                               Offer to Exchange
                     Each Outstanding Share of Common Stock
          (Including the Associated Right to Purchase Preferred Stock)
                                       of
                            LASER POWER CORPORATION
                                      for
                          .052 Shares of Common Stock
                                       of
                               II-VI INCORPORATED
                                      and
                        $2.89 Net in Cash to the Seller

        (Subject to Possible Adjustment as Described in the Prospectus)

     The offer and withdrawal rights will expire at 12:00 midnight, Eastern time, on August 11, 2000, unless the offer is extended.

                                                             August 7, 2000

To Brokers, Dealers, Commercial Banks,
Trust Companies And Other Nominees:

   We have been appointed by II-VI Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of II-VI Incorporated ("II-VI"), to act as Dealer Manager in connection with Purchaser's offer to exchange .052 shares of II-VI common stock, no par value per share (the "II-VI Common Shares"), and $2.89 net to the seller in cash (subject to possible adjustment as described in the Prospectus dated August 7, 2000 (the "Prospectus")), without interest thereon, for each outstanding share of common stock, par value $0.001 per share (together with the associated rights to purchase preferred stock) (the "Laser Power Shares"), of Laser Power Corporation, a Delaware corporation ("Laser Power"), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of June 28, 2000, as amended August 1, 2000 (the "Merger Agreement"), among II-VI, Purchaser and Laser Power. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Purchaser will be merged with and into Laser Power (the "Merger"), with Laser Power surviving the Merger as a wholly owned subsidiary of II-VI. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Laser Power Shares registered in your name or in the name of your nominee.

   The Offer is subject to several conditions set forth in the Prospectus, which you should review in detail.

   For your information and for forwarding to your clients for whom you hold Laser Power Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

   1. The Prospectus dated August 7, 2000;


ING Barings LLC            Toll Free: 1 (877) 446-4930
55 East 52nd Street        Facsimile: 1 (212) 409-1020

New York, New York 10055   Telex: 177792 ingb a nyk
Tel.: 1 (212) 409-1000     Member New York Stock Exchange/Member SIPC
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   2. The Letter of Transmittal, including a Certification of Taxpayer
Identification Number on Substitute Form W-9, for your use in accepting the Offer and tendering Laser Power Shares. Facsimile copies of the Letter of Transmittal with manual signature(s) may be used to tender Laser Power Shares;

   3. The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing Laser Power Shares are not immediately available or if such certificates and all other required documents cannot be delivered to American Stock Transfer & Trust (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus) or if the procedures for book-entry transfer cannot be completed, by the expiration date;

   4. A printed form of letter which may be sent to your clients for whose accounts you hold Laser Power Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

   5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the gross proceeds payable to such stockholder or other payee pursuant to the Offer;

   6. A return envelope addressed to the Exchange Agent for your use only.

   Your attention is invited to the following:

   1. The consideration per Laser Power Share is .052 II-VI Common Shares and $2.89 net to you in cash (subject to possible adjustment as described in the Prospectus) without interest.

   2. The Offer is being made for all outstanding Laser Power Shares.

   3. The Offer and withdrawal rights will expire at 12:00 midnight, Eastern time, on August 11, 2000, unless the Offer is extended.

   4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Laser Power Shares which represent not less than a majority of the total issued and outstanding Laser Power Shares on a fully diluted basis (excluding any shares held by Laser Power or any of its subsidiaries) and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Competition Act (Canada) and any similar regime in any other country applicable to significant operations of II-VI or any of its subsidiaries or Laser Power or any of its subsidiaries. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail. The Offer is not conditioned upon II-VI or Purchaser obtaining financing.

   5. The Laser Power board of directors unanimously (1) determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the Laser Power's stockholders, (2) approved the Merger, the Offer and the Merger Agreement and (3) recommends that Laser Power's stockholders accept the Offer and tender their Laser Power Shares pursuant thereto and approve and adopt the Merger Agreement.

   6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the gross proceeds payable to such stockholder or other payee pursuant to the Offer.

   Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for exchange Laser Power Shares which are validly tendered prior to the expiration date and not theretofore properly withdrawn
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when, as and if Purchaser gives oral or written notice to the Exchange Agent of
Purchaser's acceptance of such Laser Power Shares for exchange pursuant to the Offer. Issuance of II-VI Common Shares and payment of cash for Laser Power Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such Laser Power Shares, or timely confirmation of a book-entry transfer of such Laser Power Shares into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures described in "The Offer--Procedure for Tendering" of the Prospectus, (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer and (iii) all other documents required by the Letter of Transmittal.

   Neither II-VI nor any officer, director, stockholder, agent or other representative of II-VI will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Information Agent, the Exchange Agent and the financial advisor as described in the Prospectus) in connection with soliciting tenders of Laser Power Shares pursuant to the Offer.

   Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

   WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON AUGUST 11, 2000, UNLESS THE OFFER IS EXTENDED.

   In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Laser Power Shares, and any other required documents, should be sent to the Exchange Agent, and certificates representing the tendered Laser Power Shares should be delivered or such Laser Power Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Prospectus.

   If holders of Laser Power Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration date, a tender may be effected by following the guaranteed delivery procedures specified in "The Offer--Procedure for Tendering" of the Prospectus.

   Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Dealer Manager or the Information Agent at their respective addresses and telephone numbers set forth on the back cover of the Prospectus.

                                          Very truly yours,

                                          ING Barings LLC

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF II-VI, PURCHASER, THE DEALER MANAGER, THE INFORMATION AGENT, THE EXCHANGE AGENT, THE FINANCIAL ADVISOR OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.